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                                                                       EXHIBIT 5

                               UNGARETTI & HARRIS
                        3500 THREE FIRST NATIONAL PLAZA
                            CHICAGO, ILLINOIS 60602

May 15, 1998

Acme Metals Incorporated
13500 S. Perry Avenue
Riverdale, Illinois 60827

Ladies and Gentlemen:

     We have acted as counsel to Acme Metals Incorporated, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement of the Company on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $200,000,000 aggregate principal amount of the Company's 10 7/8% Senior Notes due 2007 (the "New Notes") which will be issued by the Company in exchange for up to $200,000,000 aggregate principal amount of the Company outstanding 10 7/8% Senior Notes due 2007 (the "Old Notes"). The Old Notes were issued, and the New Notes will be issued, under the Indenture dated December 18, 1997 (the "Indenture") among the Company, Acme Steel Company and Harris Trust and Savings Bank, as trustee (the "Trustee").

     In this regard, we have examined:

        a. the amended and restated certificate of incorporation and by-laws of the Company;

        b. the Indenture;

        c. certain resolutions adopted by the Board of Directors of the Company;

        d. the Registration Statement; and

        e. such other documents as we have deemed relevant for purposes of rendering the opinions set forth herein, including certifications as to certain matters of fact by responsible officers of the Company and by governmental authorities.

     We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

     Based upon the foregoing, we are of the opinion that:

          1. The New Notes have been duly and validly authorized and, when duly executed by authorized officers of the Company, duly authenticated by the Trustee and issued by the Company in accordance with the terms of the Indenture against surrender and cancellation of a like principal amount of Old Notes pursuant to the terms of the exchange offer set forth in the Registration Statement, will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms and the terms of the Indenture, subject to bankruptcy, reorganization, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          2. The Indenture has been duly and validly authorized and, when duly executed by an authorized officer of the Trustee, will constitute the legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).
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Acme Metals Incorporated
May 15, 1998
Page  2

     We are members of the Bar of the State of Illinois. Our opinion is limited to the laws of the State of Illinois. Insofar as our opinion relates to matters of New York law (the governing law specified in the Indenture), we have assumed, with your permission, that the laws of the State of New York are the same as the laws of the State of Illinois.

     We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Prospectus that is part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                          Very truly yours,

                                          UNGARETTI & HARRIS